Exhibit 10.1

AMENDMENT TO OFFER LETTER

This Amendment to the Offer Letter (this “Amendment”), effective as of August 7, 2017, is made by and between Inotek Pharmaceuticals Corporation, a Delaware corporation (the “Company”), and Rudolf A. Baumgartner, M.D. (“Executive”).

WHEREAS, the Company extended an offer of employment to the Executive pursuant to that certain Offer Letter, dated as of May 2, 2007, as amended December 23, 2008 and October 9, 2009 (the “Offer Letter”);

WHEREAS, pursuant to the terms of the Offer Letter, the Company and the Executive may amend the Offer Letter in writing, and each of the Company and the Executive desires to amend certain terms of the Offer Letter as set forth in this Amendment; and

WHEREAS, unless the context requires otherwise, capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Offer Letter.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and Executive agree as follows:

1.    The paragraph of the Offer Letter describing the vesting of the Executive’s equity awards upon a Change in Control is hereby amended in its entirety and replaced with the following paragraph:

“In the event of a Change in Control (as defined below) of the Company, then all your outstanding unvested equity awards (including, but not limited to, stock options and restricted stock units) will be fully vested upon your execution of a comprehensive release of claims in the Company’s favor, in a form and of a scope reasonably acceptable to the Company. The terms of any such equity awards shall be subject to and governed by the Company’s stock plan and an equity award agreement between you and the Company; provided, however, that the treatment of outstanding unvested equity awards upon a Change in Control will be governed by the terms as set forth herein, which such terms are intended to supersede all prior oral and written agreements and understandings between you and the Company with respect to any related subject matter.”

2.    Except as expressly amended hereby, the Offer Letter continues in full force and effect in accordance with its terms and the terms thereof shall govern this Amendment to the same extent as if fully set forth herein.

3.    This Amendment shall be governed by and construed in accordance with the laws of the State of Massachusetts applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

4.    This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

COMPANY:

INOTEK PHARMACEUTICALS CORPORATION

By:	/s/ David P. Southwell
Name:	David P. Southwell
Title:	CEO

EXECUTIVE:

/s/ Rudolf A. Baumgartner, M.D.
Rudolf A. Baumgartner, M.D.

[Signature Page to Amendment to Offer Letter]